Exhibit 99.1

Terran Orbital Wins $2.4 Billion Contract to Build 300 Satellites for Rivada Space Networks

BOCA RATON, Fla., Feb. 22, 2023 – Terran Orbital Corporation (NYSE: LLAP), (“Terran Orbital” or “the Company”), a global leader in satellite-based solutions, today announced its wholly-owned subsidiary, Tyvak Nano-Satellite Systems, Inc. (“Tyvak”), has been awarded a $2.4 billion contract to design, build, and deploy 288 low-earth orbit satellites for Rivada Space Networks. As part of the contract, Terran Orbital will also develop 12 “spare” satellites to produce a total of 300 spacecraft.

Rivada Space Networks is a wholly-owned subsidiary of Rivada Networks, Inc., a U.S.-based wireless technology company focused on open-access wholesale and the convergence of terrestrial and satellite communications. Founded by Declan Ganley, Rivada is active across North and South America as well as Europe. Rivada holds a multitude of patents relating to spectrum sharing, digital spectrum arbitrage, prioritized messaging, open access services, and other wireless communications technologies.

Terran Orbital, through its subsidiaries, is an innovative mass producer of small satellites for leading operators and major industry participants and is a preferred supplier for customers across the United States, Europe, the Middle East, and Australia.

Terran Orbital, through its subsidiary Tyvak, will act as the prime contractor to design and manufacture the approximately 500 kg satellites, integrate the communication payload, and perform the final satellite assembly, integration, and test. We will also be responsible for developing portions of the ground segment. Mission operations for the on-orbit satellites will be conducted from a state-of-the-art satellite operations control center. Rivada expects to begin deploying its constellation as early as 2025, subject to compliance with applicable regulatory requirements, with the anticipated launch of four of our satellites.

“Terran Orbital is thrilled to form this new partnership with Rivada Space Networks,” said Marc Bell, Co-Founder, Chairman, and Chief Executive Officer of Terran Orbital. “Our partnership will show why Terran Orbital continues to be a satellite manufacturer of choice for aerospace and defense companies worldwide. We are ecstatic to work alongside Rivada and look forward to building out their LEO constellation.”

“We at Rivada see Terran Orbital as a kindred spirit of sorts. We are delighted to have the opportunity to bring this project to fruition with them,” said Declan Ganley, Chairman and CEO of Rivada Networks.

About Terran Orbital

Terran Orbital is a leading manufacturer of satellite products primarily serving the aerospace and defense industries. Terran Orbital provides end-to-end satellite solutions by combining satellite design, production, launch planning, mission operations, and on-orbit support to meet the needs of the most demanding military, civil, and commercial customers. Learn more at www.terranorbital.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. All statements, other than statements of present or historical facts, contained in this press release, regarding our business strategy, future operations, prospects, expectations, plans and objectives of management are forward-looking statements. Forward-looking statements are typically identified by such words as “approximately,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “could,” “may,” “might,” “will,” “should,” “would” and “could” and other similar words and expressions. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond our control), or other assumptions and factors that may cause actual results or performance to be materially different from those expressed or implied by the forward-looking statements contained in this press release, including, but not limited to: Rivada’s ability to obtain funding to finance its operations and fund our manufacturing contract; the status of Rivada’s regulatory approvals for its constellation and business operations and continuing ability to receive and maintain required regulatory approvals to conduct its business; Rivada’s right to terminate our contract for convenience or default; our ability to scale-up our manufacturing processes and facilities in order to meet the demands of this program; design and engineering flaws that may exist in our products and the failure of our components and satellites to operate as intended; our ability to finance our operations, research and development activities and capital expenditures; our ability to manufacture a large number of satellites in the anticipated timeframe; our anticipated costs associated with such manufacturing; market trends, revenues, margins, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives; the ability to implement business plans, forecasts, and other expectations; and the other risk factors disclosed in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our Registration Statement on Form S-1, as amended (File No. 333-264447), which was declared effective by the SEC on June 23, 2022, and our Forms 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022.

These forward-looking statements are based on management’s current expectations, plans, forecasts, assumptions, and beliefs concerning future developments and their potential effects. There can be no assurance that the future developments affecting us will be those that we have anticipated, and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. New risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. You should read this press release with the understanding that our actual future results may be materially different from the expectations disclosed in the forward-looking statements we make. All forward-looking statements we make are qualified in their entirety by this cautionary statement.

The forward-looking statements contained in this press release are made as of the date of this press release, and we do not assume any obligation to update any forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investor Relations Contact

Jonathan Siegmann

ir@terranorbital.com

949-202-8476

Media Contact

Virginia Norder

pr@terranorbital.com

949-508-6404